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                                                                     Exhibit 3.2



                                     BY-LAWS

                                       OF

                           NEW ROCKWELL COLLINS, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

               Section 1.1 Annual Meetings. The annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held each year on such date during the month of February and at such time and place as the stockholders may from time to time fix.

               Section 1.2 Special Meetings. A special meeting of stockholders may be called by the Board of Directors or the President or holders of not less that one-tenth (1/10) of the shares entitled to vote at the meeting. Any such meeting shall be held on such date and at such time and place as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

               Section 1.3 Notice of Meeting. For each meeting of the stockholders, written notice stating the place, date and time, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given personally or by mail, not less than ten (10) nor more than sixty
(60) days before the date fixed for the meeting, by or at the direction of the body or person calling the meeting to each stockholder entitled to vote at such meeting.

               Section 1.4 Quorum. A majority of the shares entitled to vote present in person or represented by proxy at a meeting shall constitute a quorum at a meeting of stockholders.

               Section 1.5 Vote. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

               Section 1.6 Informal Action by Stockholders. Any action required to be taken at a meeting of stockholders or any other action which may be taken at a meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

               Section 1.7 Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting,
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or entitled to receive payment of any dividend or other distribution or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date on which the notice is mailed; the record date for determining stockholders entitled to receive payment of a dividend shall be at the close of business on the date on which the resolution of the Board of Directors declaring such dividend is adopted; and the record date for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.



                                   ARTICLE II

                                    DIRECTORS

               Section 2.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

               Section 2.2 Number; Term of Office; Qualification; Vacancies. The number of directors that shall constitute the whole Board of Directors shall be three (3) or such number as shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

               Section 2.3 Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.


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               Section 2.4 Removal. Any director may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote for the election of directors.

               Section 2.5 Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

               Section 2.6 Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the President or any person acting in the place of the President and shall be called by the President or by the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting that are proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the date, time and place thereof shall be given by mail, telephone or personally.

               Section 2.7 Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 2.8 Informal Action By Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote.

               Section 2.9 Indemnification of Directors and Officers. The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, the directors and officers of the Corporation.


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                                  ARTICLE III

                                    OFFICERS

               Section 3.1 Election; Qualification. The officers of the Corporation shall be a President, one or more Vice Presidents, Secretary, and Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more other officers as it may from time to time determine. Any one or more offices may be held by the same person.

               Section 3.2 Term of Office. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4.

               Section 3.3 Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 3.4 Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

               Section 3.5 Vacancies. A vacancy however caused in any office of the Corporation may be filled for the unexpired portion of the term in the manner provided in these By-Laws for election or appointment to such office.

               Section 3.6 President. The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors. The President shall preside at all meetings of stockholders and of the Board of Directors.

               Section 3.7 Vice Presidents. The Vice Presidents shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice Presidents shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors.

               Section 3.8 Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may otherwise

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from time to time be assigned to him, subject to the direction of the Board of
Directors.

               Section 3.9 Assistant Secretaries. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by him or her shall perform all the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

               Section 3.10 Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors. The Board of Directors may delegate to the Treasurer of the Corporation the power to designate a bank or banks as depositories of the funds of the Corporation and to designate signatories for the Corporation's bank accounts, including authorization of the use of facsimile signatures, and to change such signatories from time to time, and the Board may authorize the Treasurer to delegate any of his powers to any other officer or agent of the Corporation.

               Section 3.11 Assistant Treasurers. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by him or her shall perform all the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.



                                   ARTICLE IV

                                  CAPITAL STOCK

               Section 4.1 Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by, or in the name of, the Corporation by the President or Vice President, and by the Secretary or an Assistant Secretary of the Corporation.

               Section 4.2 Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

               Section 4.3 Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.


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               Section 4.4 Lost, Stolen, Destroyed, or Mutilated Certificates.
The Corporation shall issue a new certificate of stock to replace a certificate theretofor issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond or other indemnity sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.



                                   ARTICLE V

                                  MISCELLANEOUS

               Section 5.1 Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the By-Laws, or as otherwise provided by law, a written waiver thereof, signed by the person entitled to notice, shall be deemed equivalent to notice, whether before or after the time required for such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a stockholders meeting for the express purpose of objecting, at the beginning of the meeting, that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

               Section 5.2 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October in each year.

               Section 5.3 Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe.



                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

               Section 6.1 Amendment. The By-Laws may be adopted, altered, amended or repealed at any meeting (annual or special) of stockholders or by the Board of Directors.


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